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Exhibit 5.1

[Pillsbury Winthrop LLP Letterhead]

December 23, 2002

California Micro Devices Corporation
215 Topaz Street
Milpitas, California 95035-5430

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

        With reference to the Registration Statement on Form S-8 to be filed by California Micro Devices Corporation, a California corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to:

  (a)
  460,000 shares of the Company's Common Stock issuable under the 1995 Employee Stock Option Plan, as amended August 7, 2002;

  (b)
  60,000 shares of the Company's Common Stock issuable under the 1995 Non-Employee Directors' Stock Option Plan, as amended August 7, 2002; and

  (c)
  170,000 shares of the Company's Common Stock issuable under the 1995 Employee Stock Purchase Plan, as amended August 7, 2002;

it is our opinion that all such shares have been duly authorized and, when issued and sold in accordance with the respective plans, will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

        Very truly yours,

        /s/ PILLSBURY WINTHROP LLP

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  Exhibit 5.1